Exhibit 10.1

                               AGREEMENT REGARDING
              SALE OF ASSETS OF, AND STOCK IN, TWO CABLE COMPANIES

         THIS AGREEMENT is made as of the 1st day of January, 2008 by and between Chula Vista Cable, Ltd., a California limited Partnership dba Chula Vista Cable ("CVC"), ULTRONICS, INC., a California corporation ("Ultronics") BARBARA ALTBAUM as trustee of the Altbaum Family Trust, and NexHorizon Communications, Inc., a Delaware Corporation, or its assignee, which shall be one of its wholly-owned subsidiaries ("Buyer"). CVC, Ultronics and Altbaum are sometimes referred to herein collectively as the "Sellers," and all of the parties named above are sometimes referred to herein collectively as the "Parties" or individually as a "Party."

                                    RECITALS
                                    --------

         WHEREAS, CVC owns and operates a business, including without limitation, plant, equipment and infrastructure, engaged in providing for cable television and internet services in and around the City of Chula Vista, California (the "Chula Vista Business");

         WHEREAS, Ultronics and Altbaum own 100% of the issued and outstanding Class A voting stock in National City Cable, Inc., a California corporation ("NCC"), which corporation owns and operates a business, including without limitation, plant, equipment and infrastructure, engaged in providing for cable television and internet services in and around the City of National City, California (the "National City Business");

         WHEREAS, Buyer desires to purchase, on the terms and conditions hereinafter set forth, (i) substantially all of the assets of CVC used in the operation of the Chula Vista Business, except the Excluded Assets (as defined in Section 1.1.2) and (ii) all of the stock held by Ultronics and Altbaum in NCC, and CVC and Ultronics and Altbaum are willing to sell on such terms, said transactions being referred to herein collectively as the "Transactions."

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the parties hereto, intending to be legally bound, do hereby agree as set forth below:

                                   ARTICLE 1

                       ASSET PURCHASE - CHULA VISTA CABLE

     1.1 Transfer of CVC Assets. On the Consummation Date, as defined in Section 1.2, CVC shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from CVC, all of the assets of CVC of every kind and character, real, personal, tangible, intangible or mixed, used by, or held for use by, CVC in connection with the operation of, Business in existence and all conduit both installed and in inventory (the "Assets to be Acquired"), which shall include, but not be limited to, the following:

                        (a) All items of tangible personal property owned or leased and used by CVC in connection with the operation of Business, including all equipment associated with receiving and distributing signals at the head-end site, and all other antennas and down leads and all electronic equipment, head-end amplifiers and associated equipment, line amplifiers, aerial and underground trunk and feeder line cable, conduit, distribution plant, programming signal decoders for each satellite service which scrambles its signal, converters, housedrops, installed subscriber devices, utility poles, local origination equipment, test equipment, machinery, spare equipment and parts inventory, housedrop equipment inventory, system design and engineering maps and drawings, supplies, vehicles and trailers (to be transferred under fee title and not under lease), furnishings and other personal property of any nature, and all leasehold and rights-of-way in real property, buildings and improvements and construction-in-progress, towers, fixtures, poles, vaults and pedestals and all assets of CVC relating to the competitive access or alternate access business or other internet or telecommunications business used in connection with Business;

                        (b) All of the rights of CVC to, in and under any and all (i) subscription contracts with subscribers for Broadband service; except as provided in Section 1.3, all instruments and agreements for the purchase, sale or other receipt or distribution of programming, news, data and microwave relay signals; and (ii) all of the Franchises (as herein defined) and any franchise applications; (iii) all of the Pole Attachment Agreements (as herein defined) and all retransmission consent agreements; all variances, easements, right-of-way agreements, licenses, registrations, copyright notices, signal registration and other statements, construction and other permits, leases, including leases of all head-end sites, and all other contracts or agreements relating to Business (i), (ii) and (iii) collectively, the "Assumed Contracts");

                        (c) All refundable deposits from subscribers for convert -ers, encoders, decoders and any related equipment, all prepaid service charges and any prepaid income items; options, claims, contract rights and trade secrets; all goodwill; all subscriber accounts receivable for all periods subsequent to Consummation; subscriber lists and subscription contracts of Business; and except as provided in Section 1.1.2, all records which relate specifically to the operation of the Business (including, subscriber records, accounts receivable records, and any documents necessary to support a required regulatory filing); and

                        (d) Accounts Receivable, which shall be subject to the adjustment as set forth below.

                1.1.2 Excluded Assets. Notwithstanding the foregoing, it is specifically agreed that the following assets (collectively, the "Excluded Assets") are excluded from, and not included in, the Assets to be Acquired:

                        (a) cash on hand or in the bank or other cash accounts of CVC including without limitation, any and all letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                        (b) all documents relating to the legal existence of CVC;

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                        (c) the life insurance policies  on certain employees if
applicable;

                        (d) any claims, rights and interest in and to any refunds for federal, state or local income or other taxes or fees of any nature whatsoever for periods prior to the Effective Date;

                        (e) any books and records that CVC is required by law to retain and any correspondence, memoranda, books of account, tax returns related to personal property and the like related to Chula Vista Business, and all other books, records, and documents relating to internal company matters and financial relationships with CVC's lenders or affiliates; provided, however, that notwithstanding the foregoing provisions of this clause (e), Buyer shall be provided with all books, records and documents, or copies thereof, as may be necessary or warranted to conduct the Chula Vista Business;

                        (f) any and all assets of CVC or of any person compris-ing Seller which are unrelated to the Chula Vista Business;

                        (g) any contracts, agreements or other arrangements between CVC and any affiliate of CVC.

                1.1.3 Assumed and Excluded Liabilities. Except as to the Assum-ed Liabilities (defined below), on the Consummation Date, CVC shall pay off, in full, all liabilities of the business up to and including the Effective Date. Conversely, the Buyer shall be liable for, and shall assume by instruments of assumption reasonably satisfactory to counsel for CVC, and shall discharge at the Consummation or as they become due and payable, the following liabilities and obligations of CVC (the "Assumed Liabilities") and no others:

                        (a) All obligations of CVC arising after the Effective Date under the Assumed Contracts and any other agreements, consents, permits and other instruments relating to the Business and in existence on the Effective Date and entered into in the ordinary course of business to the extent included in the Assets to be Acquired; and

                        (b) All liabilities and obligations arising out of events occurring after the Effective Date related to Buyer's ownership of the Assets to be Acquired or its conduct of Chula Vista Business or operation of the Chula Vista Business.

        1.2 Purchase Price. In consideration of the Assets to be Acquired, Buyer shall pay and deliver to CVC on the Consummation Date the aggregate amount of Four Million, Two Hundred Fifty Thousand Dollars ($4,250,000.00), comprised of the following elements:

                        (a) $637,500 in cash, net of debits or credits to Sellers against the Purchase Price as hereinafter described or defined, such adjustments generally being currently incurred or accrued payables or other liabilities and cash receipts, whether deposits or revenues, to be paid to CVC at Consummation;

                        (b) a Convertible Promissory Note and Security Agreement in the amount of $1,487,500 executed by Buyer in favor of CVC providing for the following specific terms:

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

                                (i) Quarterly interest-only payments at the rate
     of Six Percent (6%) per annum from and after the Consummation Date, payable on (and prorated to) that date which is ten (10) days after the close of each calendar quarter;

                                (ii) Maturity on that  date which  is 36  months
     after the Consummation Date, at which time all principal and accrued interest shall be due and payable to CVC;

                                (iii) The pledge by Buyer of preferred  stock in
     NexHorizon, Inc. worth $1,487,5000.00 (the value of which shall be determined in the same manner as set forth in clause (c) below;

                                (iv) Such  Convertible  Promissory Note shall be
     subordinated to new financing under the form of Subordination Agreement attached hereto as Exhibit B.

                        (c) 2,125,000 shares of Series A Preferred Stock in Nex-Horizon Communications, Inc. ("Buyer Shares") as represented and evidenced by 2,125,000 Buyer Shares having a floor price of $1.00 per share for purposes of redemption and/or conversion to common shares of NexHorizon Communications, Inc. (at the market price for such common shares) pursuant to that certain Designation of Rights and Privileges as shown on Exhibit A attached hereto relating to the Buyer Shares:

                                (i) the economic value shall, at all times be at
     least equal to the market value of any and all shares outstanding (of any class) in NexHorizon Communications, Inc. from time to time;

                                (ii) priority shall be given as to any dividends
     and/or distributions, whether in the course of business or upon liquidation, over any share(s) of stock in NexHorizon Communications, Inc. (of any class) as from time to time;

                                (iii) Buyer shall  provide  Sellers with limited
     "piggyback" registration rights to the Buyer Shares referenced herein in order to register said shares under the Securities Act of 1933, as amended, with the US Securities and Exchange Commission, which rights are more fully described in that certain Registration and Leakout Agreement by and between the Parties, a copy of which is attached hereto and incorporated herein as Exhibit "C"; and

                                (iv) CVC agrees to  execute and  deliver to  the
     Buyer that certain "Registration and Leakout Agreement" relevant to the Buyer Shares, a copy of which is attached hereto and incorporated herein as Exhibit "C";

                        (d) From the Consummation date, and as long as the Buyer still owns the high speed internet network, and as long as the Seller still resides within the physical abilities of the network, the Buyer will provide the same level of high speed internet service to the Seller at no charge.

         1.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets to be acquired as set forth on Schedule 1.3. Buyer and Seller agree to take no position inconsistent with such allocation and to file all

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

returns and reports in respect of the transactions herein contemplated, including all federal, state and local tax returns, on the basis of such allocation.

         1.4 Adjustments to the Purchase Price. On that date nine (9) months after the Consummation Date, the Parties shall conduct a final reconciliation of CVC's accounts receivable and liabilities (as of the Effective Date). Any invoices, which are received after the Effective date but which relate to services rendered to CVC before the Effective date will be netted against the Promissory Note.

         1.5      Damage To Property And Risk Of Loss.

                  (a) The risk of any loss or damage to the Assets to be Acquired and the Business resulting from fire, theft or any other casualty (but excluding any loss or damage attributable to reasonable wear and tear) ("Damage") shall be borne by Seller at all times prior to the Consummation. In the event that any such Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of all or any portion of the Business within Sixty (60) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten (10) days after receipt of such notice, may elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with the terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement pursuant to this Section, the parties hereto shall stand fully released and discharged of any and all obligations hereunder.

                  (b) If Buyer shall elect to consummate this transaction notwithstanding such Damage and does so, or in the event of damage to the Business which is not material damage to the Business, there shall be no diminution of the Purchase Price, and all insurance proceeds (other than for bodily injury or for damage to property other than the Assets to be Acquired or for business interruption prior to the Consummation Date) payable as a result of the occurrence of the event resulting in the Damage shall be delivered to Buyer, or the rights thereto shall be assigned to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer the amount of any deductible associated with the insurance claim.

                  (c) Notwithstanding the provisions of this Section, in the event of Damage to the Business which is not material damage (i.e., less than $10,000) to the Business, Seller shall have the full responsibility for the completion of all necessary repair and/or restoration work with respect to such damage, whether or not such work is capable of being completed prior to the Consummation Date, and shall promptly and with due diligence, in a prudent and workmanlike manner, proceed with such work, time being of the essence.

                                   ARTICLE 2

                    SALE OF STOCK - NATIONAL CITY CABLE, INC.

     2.1 Shares Purchased and Sold. Altbaum and Ultronics shall sell, assign and convey to Buyer, by way of an instrument acceptable in form to Buyer and its

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

counsel, all (100%) of their Class A Common shares in National City Cable, Inc. aggregating 826,021 ("NCC"), free and clear of all liens, claims, options, and charges

     2.2 Liabilities of NCC. Prior to Closing, Altbaum and Ultronics shall cause NCC to pay and discharge all known liabilities of NCC. If any such liabilities remain at Closing, Altbaum and Ultronics shall pay such liabilities from the cash amount described in 2.3(a) below.

     2.3 Purchase Price. In consideration of NCC Shares, the Buyer shall deliver to Altbaum and Ultronics at the Consummation, a purchase price of Seven Hundred Fifty Dollars ($750,000) comprised of the following elements:

                (a) $112,500 in cash, net of adjustments;

                (b) a promissory note and security agreement in the amount of $262,500 executed by Buyer in favor of Altbaum and Ultronics (jointly) providing for the following specific terms:

                        (i) Quarterly interest-only payments at the rate of Six Percent (6%) per annum from and after the Consummation Date, payable on (and prorated to) that date which is ten (10) days after the close of each calendar quarter;

                        (ii) Maturity on that date which is 36 months after the Consummation Date, at which time all principal and accrued interest shall be due and payable to Altbaum and Ultronics;

                        (iii) The pledge by Buyer of preferred stock in Nex-Horizon, Inc. worth $262,500 (the value of which shall be determined in the same manner as set forth in clause (c) below) to secure said promissory note;

                (c) 375,000 shares of Series A Preferred Stock in NexHorizon Communications, Inc. ("Buyer Shares") as represented and evidenced by 375,000 Buyer Shares having a floor price of $1.00 per share for purposes of redemption and/or conversion to common shares of NexHorizon Communications, Inc. (at the market price for such common shares) pursuant to that certain Designation of Right and Privileges as shown on Exhibit A attached hereto relating to the Buyer
Shares:

                        (i) the economic value shall, at all times be at least equal to the market value of any and all shares outstanding (of any class) in NexHorizon Communications, Inc. from time to time;

                        (ii) priority shall be given as to any dividends and/or distributions, whether in the course of business or upon liquidation, over any share(s) of stock in NexHorizon Communications, Inc. (of any class) as from time to time;

                        (iii) Buyer shall provide Sellers with limited "piggy-back" registration rights to the Buyer Shares referenced herein in order to register said shares under the Securities Act of 1933, as amended, with the US Securities and Exchange Commission, which rights are more fully described in that certain Registration and Leakout Agreement by and between

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

     the Parties, a copy of which is attached hereto and incorporated herein as Exhibit "C"; and,

                        (iv) Altbaum and Ultronics agree to execute and deliver to the Buyer that certain Registration and Leakout Agreement relevant to the Buyer Shares, a copy of which is attached hereto and incorporated herein as Exhibit "C";

                (d) From the Consummation Date and as long as the Buyer still owns the high speed internet network, as long as the Seller still resides within the physical abilities of the network, the Buyer will provide the same level of high speed internet service to the Seller at no charge.

         2.4 Adjustments to the Purchase Price. On that date six (6) months after the Consummation Date, the Parties shall conduct a final reconciliation of NCC's accounts receivable and liabilities (as of the Effective Date). Any invoices, which are received after the Effective date but which relate to services rendered to NCC before the Effective date will be netted against the Promissory Note.

                                    ARTICLE 3

           3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AS TO NCC.

         As to the sale of NCC stock pursuant to Article 2 above, Altbaum and Ultronics make the warranties set forth below in this Article 3, all of which are made solely to the best of Sellers' actual knowledge. As used herein: (i) the words "best of his/her/its/their actual knowledge" or "unaware" or words of similar import refer to the actual knowledge or awareness of the warranting party, without any specific research or investigation; (ii) "Material Adverse Effect" means a material adverse effect (whether or not covered by insurance) on the assets, business, operations, condition (financial or otherwise) or results of operations of NCC, include the cable TV and Internet Systems, taken as a whole.

Note: Damages for alleged breach of any of the warranties and representations hereof are limited under Section 6. 3 hereof.

     3.1 Franchises. The Franchises of NCC remain in full force and effect, and Sellers are unaware of any defaults under or modifications of the Franchises which have not been disclosed to Buyer;

     3.2 Financial Statements. The financial statements of NCC, which have been delivered to Buyer, are accurate, and Sellers are unaware of the occurrence of any events which would render such financial statements materially misleading; and

     3.3 FCC Filings. Based solely on the statements of NCC's chief technician, NCC has timely submitted all filings to the FCC which are required to be made in order for NCC to continue operating.

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

     3.4 Title to Shares. Shareholder owns, and is transferring to the Buyer at the Consummation, good, valid, and marketable title to the number of Shares set forth opposite the Shareholder's name in Section 2.1 hereof, free and clear of all liens, claims, options, charges, and encumbrances whatsoever. There are no outstanding options, warrants or rights to purchase or acquire any of the Shares of the respective Shareholders or any of the capital stock of NCC.

     3.5 Valid and Binding Agreement.

                  (a) Sellers have taken all necessary action to authorize and approve this Agreement and the Sellers' Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance by Sellers of all the terms and conditions hereof and thereof to be performed by Sellers. The execution and delivery of this Agreement and of the Sellers Transaction Documents by Sellers, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not: (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Sellers or any of the assets of business of NCC, or any of them; (ii) or conflict with, result in a breach of or constitute a default under any agreement or instrument to which any Seller is a party or by which any Seller or any of assets is bound, subject to obtaining required consents from, or giving notices to, third parties. Schedule 3.5 sets forth the name of any governmental authority or other third party from whom consent must be obtained or to whom notice must be given in order for Sellers to validly and lawfully perform their obligations hereunder and under the Sellers Transaction Documents.

                  (b) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Sellers are a party that is to be executed, delivered and performed by Sellers pursuant hereto (collectively, "Sellers Transaction Documents"), when executed and delivered by Sellers, will have been, duly authorized, executed and delivered by Sellers and constitute, or, when executed and delivered by Sellers will constitute, legal, valid and binding obligations of Sellers, enforceable against them in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.

         3.6      Undisclosed Liabilities.

                  (a) Except as and to the extent reflected or reserved against in the unaudited financial statements for the months up to and including the Consummation Date, included in the Financial Statements, NCC had no liabilities or obligations of any nature, whether absolute, accrued, contingent, otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties, and other charges payable with respect thereto
(a) in respect of or measured by NCC's income through such date, (b) arising out of any transaction entered into prior thereto, or (c) arising out of any state of facts existing prior thereto).

                  (b) Buyer shall have a right of setoff against any and all taxes accruing but not yet due through the Effective Date.

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

         3.7 Tax Returns. NCC has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls); there were not taxes due for any period ending on or prior to June 30, 2007; since such dates NCC has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any NCC's properties or assets, real, personal, or mixed, tangible or intangible, (other than liens for current taxes not yet due); and, except as reflected in the Financial Statements, there are no pending questions relating to, or claims asserted for, taxes or assessments against NCC, and there is no basis for any such question or claim. State franchise taxes are incurred on NCC for period up to 1/1/08 as Sellers responsibility to be adjusted as part of net adjustments.

         3.8 Title to Assets; Encumbrances. Except as otherwise reflected in the Financial Statements and Schedule 3.8 hereto, NCC has good, valid, and marketable title to all assets, real, personal, and mixed, tangible and intangible, including, without limitation, the assets reflected in the Financial Statements, free and clear of all mortgages, liens, pledges, security interests, liens, restrictions, encumbrances or other charges of any nature whatsoever (collectively, "Liens"), except for (a) Liens for taxes that are not yet due and payable; (ii) as to leased assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; and (iii) as to any parcel of real property, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that are reflected in the public record and that do not, individually or in the aggregate, have a material adverse affect on the merchantability of title thereto or the use thereof, which Liens have arisen only in the ordinary course of business and consistent with past practice (collectively, "Permitted Liens"). (All such properties and assets reflected in the Financial Statements have a fair market or realizable value determined on a going business basis at least equal to the value thereof as reflected therein.

         3.9 Pending Litigation or Governmental Proceedings. To the best of Sellers' knowledge, there is no legal action or governmental proceeding pending or, to Sellers' knowledge, any investigation or proceeding threatened (nor any basis therefore of which they are aware) for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of Sellers' FCC licenses or other FCC authorizations or permits.

         3.10 Licenses, Permits, and Authorizations. Based solely upon the statements of CVC's chief technician, Sellers hold all FCC licenses, permits and authorizations necessary or used in connection with the operation of the TV and Internet Systems. Each such FCC license, permit and authorization is listed on
Schedule 4.8. As of the Consummation Date, Sellers will have obtained all required FCC consents to the assignment of all such FCC licenses to the Buyer.

         3.11 Subscribers. There are no obligations or liabilities to subscribers or to other users of NCC's services which are material to the business of NCC, except: (i) with respect to deposits made by such subscribers or such other users; and (ii) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the Franchises. No default exists in respect of any provisions of any Franchise governing relations with subscribers or other users of NCC's services, and no notice of any such default has been received by Sellers. No complaints have been made by subscribers or other users of the NCC's services that, individually or in the aggregate, could have a Material Adverse Effect upon NCC's business, financial condition or operations.

         3.12 Litigation. Except as set forth in Schedule 3.12 hereto, there is no litigation, governmental investigation or other proceeding pending or, to the best knowledge of NCC and the Shareholders, threatened against or relating to NCC, its properties or business, or the transaction contemplated by this Agreement and, to the best knowledge of NCC and the Shareholders, the subsidiaries or their officers, no basis for any such action exists.

         3.13 NCTC Programming Contract. By the Consummation Date, Sellers shall have submitted the NCTC Programming contract to NCC.

         3.14 Acknowledgment of Class B Non-Voting Shares. Altbaum and Ultronics expressly disclose to Buyer, and Buyer acknowledges, that there exists a class of stock in NCC, (i) of which there are approximately 54,880 shares outstanding, and (ii) the shares of which carry no right to vote on matters affecting NCC, but which carry economic interests equivalent (on a per share basis) to the Class A common shares held by Seller.


                                    ARTICLE 4
4.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS
                                    AS TO CVC

         CVC. As to the sale of CVC's assets to Buyer pursuant to Article 1 above, CVC makes the warranties and representations set forth below, all of which are made solely to the best actual knowledge of CVC's general partner, Barbara Altbaum, acting as Manager of CVC. As used herein, the words "best actual knowledge" and "unaware" or words of similar import refer to the actual knowledge or awareness of the warranting party of the fact in question, without any specific research or investigation.

Note: Damages for alleged breach of any of the warranties and representations hereof are limited under Section 6. 3 hereof.


         4.1      Operations.

                        (a) The Franchises of CVC remain in full force and effect, and that CVC's general partner is unaware of any defaults under or modifications of the Franchises which have not been disclosed to Buyer;

                         (b) The financial  statements of  CVC,  which have been
delivered to Buyer, are accurate, and that they are unaware of the occurrence of any events which would render such financial statements materially misleading;

                         (c) Based solely on the statements of CVC's chief tech-
nician, CVC has timely submitted all filings to the FCC which are required to be made in order for CVC to continue operating.

         4.2      Authorization.

                (a) CVC ("Seller" hereafter in this section) has taken all necessary action to authorize and approve this Agreement and the Seller Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance by Seller of all the terms and conditions hereof and thereof to be performed by Seller. The execution and delivery of this Agreement and of the Seller Transaction Documents by Seller, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not:
(i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Seller or the Assets to be Acquired, or any of them; (ii) conflict with or violate any of the provisions of the Articles of Organization or Operating Agreement of Seller; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which any Seller is a party or by which any Seller or any of its assets is bound, subject to obtaining required consents from, or giving notices to, third parties. Schedule 4.2 sets forth the name of any governmental authority or other third party from whom consent must be obtained or to whom notice must be given in order for Seller to validly and lawfully perform its obligations hereunder and under the Seller Transaction Documents.

                (a) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Seller is a party that is to be executed, delivered and performed by Seller pursuant hereto (collectively, "Seller Transaction Documents"), when executed and delivered by Seller, will have been, duly authorized, executed and delivered by Seller and constitute, or, when executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.

         4.3      Financial Information.

                  Seller will cooperate in the audit (to be conducted at Buyer's sole expense) of CVC's business financial statements, prepared according to generally accepted accounting principles ("GAAP"), for the years ended December 31, 2007, 2006, and 2005, including signing of the standard audit rep letter to the auditors which will state, to the best knowledge of Seller, that the Statement of Operations (only) represents fairly and accurately the historical (2 years) operating statements of CVC.

         4.4      Title to Assets.

                  Except as set forth on Schedule 4.4 attached hereto, including, without limitation, any and all such items as set forth in clauses
(i) and (iii) of this Section 4.4, Seller has good title to all of the Assets to be Acquired, free and clear of all mortgages, liens, pledges, security interests, liens, restrictions, encumbrances or other charges of any nature whatsoever (collectively, "Liens"), except for (i) Liens for taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by Seller;
(ii) as to leased assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; and (iii) as to any parcel of real property, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that are reflected in the public record and that do not, individually or in the aggregate, have a material adverse affect on the merchantability of title thereto or the use thereof (collectively, "Permitted Liens"). The Assets to be Acquired, whether owned or leased, constitute all of the assets used in connection with Business as presently conducted, except for the any such assets as comprise part of the Excluded Assets.

         4.5      Business.

                  (i) There is no legal action or governmental proceeding pending or, to Seller's knowledge, any investigation or proceeding threatened (nor any basis therefore of which it is aware) for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of Seller's FCC licenses or other FCC authorizations or permits, or which might have an adverse effect upon, or cause disruption to, the operation of the Business.

                  (ii) Seller holds all FCC licenses, permits and authorizations necessary or used in connection with the operation of the Business. Each such FCC license, permit and authorization is listed on Schedule 4.5. As of the Consummation Date, Seller will have obtained all required FCC consents to the assignment of all such FCC licenses to Buyer.

                  (iii) Except as set forth on Schedule 4.5, there are no unfulfilled promises or commitments for capital improvements, which Seller has made in connection with the Business. There are no obligations or liabilities to subscribers or for subscriber deposits or to other users of Seller's Broadband services which are material to Business of the Business, except: (a) with respect to deposits made by current subscribers or such other users; and (b) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the Franchises. No default exists in respect of any provisions of any Franchise governing relations with subscribers or other users of Seller's Broadband services, and no notice of any such default has been received by Seller. To Seller's knowledge, no complaints have been made by subscribers or other users of Seller's Broadband services that, individually or in the aggregate, could have an adverse effect upon the Assets to be Acquired or the financial condition or operation of the Business.

         4.6      Litigation or Judgments.

         Except as set forth on Schedule 4.6, there is no litigation, at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or, to Seller's knowledge, threatened against Seller or the Business, and, to Seller's knowledge, no facts or circumstances exist which could reasonably be expected to give rise to any such litigation or proceedings.

                                    ARTICLE 5

                     PROVISIONS COMMON TO BOTH TRANSACTIONS

         5.1      Closing Procedures.

                  5.1.1 Closing. Unless otherwise mutually agreed to by the parties, the Closing of the transaction shall take place on January ___, 2008, at 10:00 a.m., local time, at the offices of Seller's counsel.

                  5.1.1 Consummation. The transfer and delivery of the Assets to be Acquired to Buyer and the receipt of the consideration therefore by Seller shall constitute the "Consummation" of the transaction, and the date on which that occurs shall be the "Consummation Date." The effective date of the sale of Business shall be the 1st day of January, 2008, and all prorations and allocations provided for hereunder shall be made as of the close of business on the Consummation Date, except as otherwise agreed in writing by the parties. Notwithstanding the foregoing, this Agreement may be terminated pursuant to 31st day of March, 2008 hereof if the Consummation has not occurred by a mutually agreeable date (the "Termination Date"). If the City of Chula Vista has not approved the franchise transfer by such date, Buyer shall close and merely apply for a California state franchise at Buyer's expense.

                  5.1.2 Deliveries by Altbaum and Ultronics. Prior to the scheduled Closing, CVC, Altbaum and Ultronics shall deliver to the Buyer (unless previously delivered to the Buyer) the following:

                        (a) Documents conveying the Assets to be Acquired from CVC to Buyer, in a form reasonably acceptable to Buyer and its counsel;

                        (b) Certificates or equivalent representing NCC Shares, duly endorsed or accompanied by stock powers, duly executed in blank, and otherwise in a form reasonably acceptable for transfer on the books of the NCC, with all requisite stock tax stamps attached;

                        (c) The stock books, stock ledgers, minute books, and corporate seal of NCC (all other books and records of NCC being located in NCC's corporate premises);

                        (d) All records of NCC pertaining to bank accounts;

                        (e) A general releasefrom CVC, Altbaum and Ultronics of all claims that each might have, to the date of the Consummation, against the Business Assets to be Acquired and/or NCC and any claims for compensation of any type, except for claims based on rights arising under this Agreement, the Buyer Shares and/or each applicable Promissory Note;

                        (f) Actual possession and operating control of the CVC Business and the NCC Business, consistent with the provisions of this Agreement, applicable law, and normal corporate practices.

                        (g) Such bills of sale, endorsements, assignments, fran-chise transfers, and other good and sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary by Buyer to vest in or confirm to Buyer good title to all of the assets and properties constituting the Assets to be Acquired free and clear of any liens except for Permitted Liens, and (ii) Transfer or assignment of the NCTC Programming contract to NCC.

                  5.1.3 Deliveries by Buyer. At the Consummation, Buyer shall deliver to CVC, Altbaum and/or Ultronics the following:

                        (a) The cash portion of the Purchase Price described in 1.2(a) and 2.3(a) above;

                        (b) The promissory notes described in 1.2(b) and 2.3(b) above;

                        (c) Certificates or the equivalent representing:

                                (i) the Buyer Shares,  duly endorsed  or accomp-
     anied by stock powers, duly executed in blank, and otherwise in a form reasonably acceptable for transfer on the books of the NexHorizon, Inc., with all requisite stock tax stamps attached; and

                                (ii) the Preferred  Series A stock in NexHorizon
     securing performance of the promissory notes described in clause (a) and in clauses 1.2(b) and 2.3(b) above;

                        (d) Documents whereby Buyer assumes the Assumed Liabili-ties, in a form reasonably acceptable to CVC and its counsel.

         5.2 Non-Competition Covenant. In consideration of the Purchase Price, each person comprising the Sellers agrees that, for a period of three (3) years from the Consummation Date hereof, he/she/it shall not, without the prior written consent of the Buyer:

                         (a) offer  competitive  video and data services  within
the communities and geographic areas served by CVC and/or NCC and within all areas which are within the state of California of such communities and geographic areas (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever), nor shall they: (i) conduct any business with any customer of the Buyer on behalf of any entity or person other than the Buyer if such business is competitive with the products or services offered by the Buyer, or
(ii) perform any work competitive in any way with the products or services offered or planned to be brought to market by the Buyer, on behalf of any entity or person other than the Buyer; providing, however, that the foregoing provisions of this Section 5.2 shall not apply to any video or data services or other services provided outside the communities and geographic areas which are served by CVC and/or NCC and to any existing Broadband Systems presently owned and operated by Seller, any of the Partners or their affiliates within the present geographic area or areas served by any such systems; and

                         (b) entice,  solicit or encourage  any  employee of the
Buyer to leave the employ of the Buyer or any independent contractor to sever its engagement with the Buyer; and

                         (c) directly or indirectly, entice,  solicit or encour-
age any customer or prospective customer of the Buyer to cease doing business with the Buyer, or reduce its relationship with the Buyer or refrain from establishing or expanding a relationship with the Buyer.

         5.3      Conditions to Parties' Obligations.

                  5.3.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Buyer in writing:

                        (a) Buyer shall have obtained, with the reasonable coop-eration of the Sellers, all of the consents required from all governmental agencies and entities to Buyer's acquisition and operation of the CVC Business and the NCC Business pursuant to this Agreement;

                        (b) On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of either of the Transactions is sought to be enjoined.

                        (c) Buyer shall have satisfied itself that all of the necessary consents relating to the Systems' franchises have been obtained or given (or deemed to have been given in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537)) and are in full force and effect.

                        (d) Sellers shall have  delivered the items described in
5.1.2 above.

The foregoing conditions shall be satisfied or waived in writing by Buyer on or before March 31, 2008. If not so satisfied or waived, then the Sellers may terminate both of the Transactions.

                        (e) Prior to the Consummation Date, lien searches shall be conducted by Buyer, showing all UCC-1 financing statements filed with any filing offices wherein Seller is named a debtor, all federal, state or local tax liens filed against the Seller, all recorded mortgages naming any Seller as a mortgagor, all unsatisfied judgments naming any Seller as a judgment debtor and all pending litigation in which any Seller is a defendant, all of which shall be released or terminated prior to or at the Consummation. The expense of lien searches shall be shared by Buyer and Seller.

                  5.3.2 Conditions to Obligations of Sellers. The obligations of any Seller to consummate the Transactions shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Seller in writing:

                        (b) On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined; and

                        (b) On or before the Consummation Date, Buyer shall have delivered to Seller the items described in 5.1.3 above.

The foregoing conditions shall be satisfied or waived in writing by Buyer on or before March 31, 2008. If not so satisfied or waived, then the Sellers may terminate both of the Transactions.

         5.4 Action To Be Taken After Consummation. After Consummation, Seller shall deliver to Buyer, as received from time to time:

                (a) any cash or other property that it may receive in respect to subscriber accounts receivable received after the Consummation Date relating to the CVC Business and the NCC Business, whether arising prior to or subsequent to the Effective Date;

                (b) from time to time at the request of Buyer and without furth-er consideration, such further instruments of conveyance, transfer and assignment as Buyer may reasonably request in order to convey more effectively to Buyer any of the Assets to be Acquired and/or Acquired Company Shares; Seller shall assist Buyer in the reduction to possession of any such assets, possession of which was not delivered to Buyer at Consummation, provided that Buyer shall be responsible for the preparation of the all documents incidental to such conveyance, transfer and reduction to possession.


                                    ARTICLE 6

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES, LIMITATIONS ON
               WARRANTIES AND REPRESENTATIONS, AND LIMITATIONS ON
                                    DAMAGES

         6.1      Survival of Representations and Warranties.

                  All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement (except for the following representations and warranties which expire at consummation; provided that the representations and warranties contained in this Agreement shall expire and be extinguished eighteen
(18) months after the Consummation Date, except for representations and warranties relating to tax matters, which shall survive until the expiration of the statute of limitations with respect to liabilities related thereto, and Buyer's and Seller's rights to make claims based thereon shall likewise expire and be extinguished on such dates.

     6.2 No Other Representations or Warranties. Except as to the limited warranties specifically set forth herein, neither CVC, nor Altbaum nor Ultronics make any representation or warranty whatsoever, of any kind or nature, to Buyer.

                (a) The foregoing disclaimer includes, but is not limited to rep -resentations or warranties relating to (i) the value of the Assets to be Acquired and/or NCC Shares, (ii) the suitability of the Assets to be Acquired or NCC Shares for any particular use or Buyer's intended use, (iii) the operations of CVC and/or NCC, (iv) the physical condition of the Assets to be Acquired, and/or (iv) the internal or external operations of CVC and/or NCC.

                (b) Further, to the fullest extent allowed by law, except as set forth specifically, Buyer releases and relinquishes any claim against any Seller, whether sounding in tort or contract, based upon the alleged failure of a Seller to disclose material facts regarding the Assets to be Acquired, CVC, NCC, and/or NCC Shares.

     6.3  Limitation  on  Damages  for  Any  Alleged  Breach  of  Warranties  or
Representations. In the event that any of the warranties set forth in this Agreement is/are later found to be inaccurate or untrue, Buyer's recovery as a result any such inaccuracy and untruth shall be:

                (a) limited to the lesser of (i) direct damages (as opposed to consequential damages which shall not be recoverable) or (ii) the amount of the Purchase Price actually delivered to the Seller in question under this Agreement; and

                (b) upon determination of such direct damages by way of settle-ment or litigation, shall be payable only in the following order: (i) first, from the Buyer Shares described above, by way of reduction in the amount of shares; (ii) second, against the promissory note described above and delivered to the Seller in question, by way of setoff; and (iii) third, from the cash actually paid hereunder to the Seller in question, by way of refund.

                (c) Buyer agrees to waive and release any punitive damages claim against Sellers arising from any alleged breach of warranty or representation under to this contract as part of the consideration herefore.

The foregoing release is given by Buyer in recognition of, and in consideration for, the fact that Buyer has been allowed to actively participate in the operation and management of the NCC Business and the CVC Business for several months.


                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         7.1 Termination. This Agreement may be terminated prior to Consummation
(i) by mutual agreement of Seller and Buyer or (ii) as set forth elsewhere in this Agreement. In such event, this Agreement shall terminate and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder.

         7.2 Notices. All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier, or (iv) by legible facsimile transmission, in all cases addressed as follows:

         To Buyer:

                  NexHorizon Communications, Inc.
                  9737 Wadsworth Parkway
                  Broomfield, CO 80021

                  Attn: Calvin D. Smiley, Sr., CEO

           With a copy to:

                  Michael Littman
                  Attorney at Law
                  7609 Ralston Road
                  Arvada, Colorado 80002

           To Sellers:

                  Ms Barbara Altbaum.
                  396 E Street
                  Chula Vista, CA 91910

           With a copy to:

                  Higgs Fletcher & Mack
                  Attorney at Law
                  Attn: Mark K. Stender
                  401 West A Street, Suite 2600
                  San Diego, CA 92101


or to such other address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

         7.3 No Brokerage Commission. Buyer and Seller each represent and warrant that all negotiations relative to this Agreement and the Transactions have been carried on by each directly with the other without intervention of any broker, finder, agent, consultant or other person. Each Party indemnifies the other and holds it harmless against and in respect of any claim for a commission or other fee relative to this Agreement arising from (or allegedly arising from) the action of the indemnifying Party.

         7.4 Governing Law. The construction, interpretation and enforcement of this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of California without regard to any jurisdiction's conflicts of law provisions. Further, any the Superior Courts of the County of San Diego, California shall have exclusive jurisdiction of any dispute arising hereunder, and the Central district of San Diego County shall be the sole venue of any legal proceeding arising in connection with this Agreement.

         7.5 Execution. This Agreement may be executed in one or more counterparts or by the use of separate signature pages, which may be facsimile copies, and upon such execution, this Agreement shall have the same effect as if all Parties signed the same page of the same counterpart.

         7.6 Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that Buyer may assign this Agreement to one or more of the wholly-owned subsidiaries of Buyer, without the prior written consent of Seller; provided further that (i) such assignment by Buyer shall not cause any consent or approval required to be obtained hereunder to be withheld, delayed or otherwise conditioned and (ii) notwithstanding any such assignment, Buyer shall remain primarily liable to fully perform the terms of this Agreement.

         7.7 Entire Agreement. This Agreement is an integrated document, which contains the entire agreement between the parties with respect to the subject matter set forth herein, and which wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the Parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either Party to the Agreement shall be binding if made in writing and signed by the Party in question.

         7.8 Expenses. Seller and Buyer shall pay their own attorneys, accountants, advisors, investment bankers, brokers and other expenses in connection with the transaction contemplated hereby, except that the Buyer will pay all costs related to the audits and investigations and consents required to consummate the Transactions in accordance with federal regulations and the Buyer's financial sources. In the event the Transaction does not close, the Buyer agrees to provide the audit as consideration to the Seller for future use as total and final settlement of any and all future claims.

         7.9      Confidentiality.

                (a) Any and all non-public information obtained by Buyer from Seller in connection with the transactions contemplated by this Agreement (collectively, the "Evaluation Material") shall be kept strictly confidential by Buyer prior to the Consummation Date; provided, however, that any Evaluation Material may be disclosed to agents, employees, officers, directors, investors, advisors and other representatives of Buyer who need to know such Evaluation Material (it being agreed that such representative shall be informed by Buyer of the confidential nature of such Evaluation Material and shall be directed to deal with such Evaluation Material confidentially) and, further, may be disclosed to the extent required by law, including applicable securities laws, or by written or oral question or request for information or documents in legal proceedings, interrogatories, subpoenas, civil investigative demands or similar processes. For purposes of this Agreement, the term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer representative in violation of the terms hereof, (ii) was available to the public on a non-confidential basis prior to disclosure to Buyer by Seller or any of its

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

directors, officers, employees, agents or representatives, or (iii) becomes available to Buyer on a non-confidential basis from a source (other than Seller or any of its directors, officers, employees, agents or representatives) which is not bound by a confidentiality agreement with Seller.

                (b) The foregoing confidentiality provisions shall apply like-wise to the Seller with respect to any non-public information provided by the Buyer to a Seller.

         7.10 Public Announcements. Neither Buyer nor any Seller shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such Party shall be so obligated by law (including any legal obligation imposed on Buyer in connection with its status as a publicly-held corporation), in which case the other Party shall be advised and Buyer and Seller shall use its reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         7.11 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions set forth above. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         7.12 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in an unfair or unreasonable modification of the Parties' respective rights and obligations hereunder.

         7.13 Incorporation by Reference. Any and all Schedules, Exhibits or Recitals referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.




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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.



NEXHORIZON COMMUNICATIONS, INC.                        CHULA VISTA CABLE, LTD. dba Chula Vista Cable


                                                       By:
By:                                                       -----------------------------------------
    -----------------------------------                         Barbara Altbaum, General Partner
    Calvin D. Smiley, Sr., President & CEO


                                                       ---------------------------------------
                                                       Barbara Altbaum, Trustee of the Altbaum Family Trust



                                                       Ultronics, Inc., a California Corporation



                                                       By:
                                                          ------------------------------------
                                                              Barbara Altbaum, President

EXHIBITS AND SCHEDULES

Exhibit A                  Designation of Right and Privileges

Exhibit B                  (2) Subordination Agreement

Exhibit C                  (2) Registration and Leakout Agreement

Schedule 1.3               Allocation of Purchase Price

Schedule 3.3               FCC  Filings

Schedule 4.2               Governmental Authority - None

Schedule 4.5               Business - FCC License

                                    Chula Vista Cable, Ltd.
                                    National City Cable, Inc.

Schedule 4.6               Litigation or Judgment









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